EXHIBIT 2.5


August 15, 2002

Mr. Robert Price
Price Communications Corporation
45 Rockefeller Plaza
New York, NY 10020

Dear Mr. Price:

Re: Closing Agreement

     We refer to the Transaction Agreement dated as of December 18, 2001 (as amended by an amendment dated April 15, 2002 and the letter agreements dated July 16, 2002 and August 9, 2002) among Price Communications Corporation, Price Communications Cellular Inc., Price Communications Cellular Holdings, Inc., Price Communications Wireless, Inc., Cellco Partnership and Verizon Wireless of the East LP (the "Transaction Agreement"). Capitalized terms used and not defined herein shall have the meanings given to such terms in the Transaction Agreement.

     Notwithstanding the terms set forth in the Transaction Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

     1. Waiver of Certain Consents. Cellco hereby waives, on behalf of itself and on behalf of New LP, its right under Section 14.02(i) of the Transaction Agreement to receive, as a condition to its obligation to consummate the Closing, the following Required Consents (insofar as such Required Consents have not heretofore been obtained): (a) Assignment of the Lease Agreement for the Montgomery Western Regional Headquarters (Technacenter) Substitute Sublease Agreement between GTEC, Inc. and Palmer Wireless, Inc. dated 11/4/94, as amended, (b) Assignment of the Intercarrier Network Agreement between United States Cellular Corporation and Palmer Cellular Partnership dated 12/2/94 and
(c) Assignment of the Albany-Neyami Lease Agreement identified as Item 9 on
Schedule 7.05(a) of the Transaction Agreement. In consideration for this waiver, the Company agrees to pay to Cellco at the Closing $123,600, in cash. Cellco hereby consents, on its behalf and on behalf of New LP, to the amendments to leases and related assignment agreements relating to the cell sites identified as Augusta-Ft. Gordon, GA06 -- Pine Mountain and GA10 -- Cochran in the forms attached hereto as Exhibit A. The Company agrees to indemnify and hold harmless Cellco and New LP from all Damages arising out of or in connection with the failure of the landlords of such sites to execute and deliver at the Closing such lease amendments and assignment agreements, and shall use its best efforts to cause such documents to be so executed and delivered promptly following the Closing.

     2. Amendment of Section 5.01. The fourth sentence of Section 5.01 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

          "To the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to New LP and the Relevant Party, the Relevant Party and New LP shall negotiate in good faith, and make an adjustment to the Initial Company Capital Account or the Initial Cellco Limited Partner Capital Account, as the case may be, in an amount necessary to reflect the fact that the assignment contemplated by this Agreement was not made; provided that, to the extent that (i) the aggregate benefits from and obligations under any Company Contributed Assets have not been provided by such alternate arrangements and (ii) the amounts necessary to reflect the fact that the assignments contemplated by this Agreement were not made does not exceed $123,600 in the aggregate, the Initial Company Capital Account will be adjusted by an aggregate amount equal to 50% of the amounts necessary to reflect such non-assignments."

     3. Incomplete Real Estate Matters. The Company will use its best efforts to complete, at its expense and as soon as practicable after the Closing, the uncompleted tasks described in the column labeled "Resolution" in Exhibit B hereto.

     4. Air Force Base Contract Waiver. Cellco hereby waives, on behalf of itself and on behalf of New LP, its right under Section 14.02(i) of the Transaction Agreement to receive, as a condition to its obligation to consummate the Closing, the Required Consent for the assignment to New LP of the Company's interest (the "AFB Lease Interest") in the cell site base identified as Macon Robbins AFB in Item 47 of Section A of Schedule 7.05(a) to the Transaction Agreement. Notwithstanding this waiver, the Company agrees to indemnify and hold harmless Cellco and New LP from all Damages arising out of any termination of the AFB Lease Interest at any time on or prior to the date which is 18 months after the Closing to the extent that such termination is based on the failure of the Company to obtain the consent of the lessor of the AFB Lease Interest to such assignment.

     5. September Rent Payments. The Company agrees to pay, on behalf of New LP, all of the payments due in respect of the month of September 2002 under all network and retail leases assigned by the Company to New LP at the Closing. New LP agrees to reimburse the Company for all such payments made by the Company promptly upon receipt by New LP of a written invoice setting forth an itemized list of all such payments and identifying the lease or leases to which each payment relates.

     6. Fees of Delaware Counsel. New LP agrees to pay to the Company an amount equal to 50% of the fees paid by the Company to Richards Layton and Finger ("Delaware Counsel") in connection with its review of the Amended and Restated Agreement of Limited Partnership for Verizon Wireless of the East L.P. and the delivery of its opinion with respect thereto at the Closing. New LP will pay such amount promptly after receipt of a written invoice in such amount accompanied by a copy of the billing statement of Delaware Counsel.


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


     7. Additional Excluded Assets. In addition to those items constituting Company Excluded Assets under Section 3.02 of the Transaction Agreement, the personal computer equipment listed on Exhibit C hereto shall also constitute Company Excluded Assets.

     8. Severance Reimbursements. Cellco agrees that its obligation to reimburse the Price Corporations and their Affiliates for severance and similar liabilities under Section 13.07 of the Transaction Agreement applies to any payment made by any Price Corporation to a Business Employee after the Closing to the extent that such reimbursement obligation would have been applicable to such payment if such payment had been made on or prior to the Closing.

     9. Accrual for Giant Bear Fees. Except to the extent that an appropriate entry or adjustment is made on the Final Closing Balance Sheet, New LP shall reimburse the Company for that portion of the total amount payable by the Company under the Giant Bear Agreement in respect of the month during which the Closing occurs determined by multiplying the total amount payable by the Company by a fraction, the numerator of which is the number of days in such month occurring after the date of the Closing and the denominator of which is the total number of days in such month.

     10. Access to Georgia 10/Mt. Vernon. Cellco agrees, on behalf of itself and on behalf of New LP that the title insurance policy and warranty deed in respect of the property identified as Georgia 10/Mt. Vernon may include an exception with respect to the absence of a legally enforceable perpetual easement or other similar right assuring the owner of such property access to the property; provided that, (i) after the Closing the Company will use its best efforts to obtain at its cost and expense such a legally enforceable easement or right and will thereafter transfer and assign such easement or right to New LP without requiring any additional consideration in respect of such transfer and assignment and (ii) the Company will indemnify and hold harmless Cellco and New LP from all Damages arising out of New LP's inability at any time after the Closing to perform maintenance on, make capital improvements on, or use the Georgia 10/Mount Vernon tower site for provision of commercial mobile radio services to the extent that such inability arises out of the failure of the Company to obtain such easement or other similar right and make such assignment.

     11. Changes in Contracts and Required Consents. The parties hereto have reached the following agreements:

          (a) The Company represents and warrants to Cellco and New LP that the agreements listed in Annexes A(I), B-1(B) and B-1(D) require, in connection with the consummation of the transactions contemplated by the Transaction Agreement only notice to, and not the consent of the other party or parties thereto to an assignment of such agreements to New LP, and that such notice has been delivered. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its


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


               right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, the delivery of such consents.

          (b) The Company represents and warrants to Cellco and New LP that the land lease listed in Annex A-II hereto does not require, in connection with the consummation of the transactions contemplated by the Transaction Agreement, any consent of any party thereto because the subject property is owned by the Company. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, the delivery of such consent.

          (c) The Company represents and warrants to Cellco and to New LP that the agreements listed in Annexes B-1(A), B-1(C), B-1(E) and B-2 have been terminated. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of such agreements.

          (d) The parties have agreed to treat as Company Excluded Assets the agreement listed in Annex B-1(F) hereto. The Company agrees that it will terminate such agreement in accordance with the terms thereof as promptly as practical following the Closing. Cellco agrees to indemnify and hold harmless the Company from all Damages arising our of or in connection with such agreement for the period from and after the Closing.

          (e) The Company represents and warrants to Cellco and to New LP that the agreements listed in Annexes A-III and B-3 hereto were never executed by the Company or any of its Affiliates. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of such agreements.

          (f) The Company represents and warrants to Cellco and to New LP that the agreements listed on Annex B-4(B) hereto have terminated or have been superseded by those agreements set forth in Annex B-4(A) hereto. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section


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


               14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of the agreements listed in Annex B-4 (B). Cellco also waives, on behalf of itself and on behalf of New LP, its right, under
               Section 14.02(i) of the Transaction Agreement to receive, as a condition to its obligation to consummate the Closing, any consents required in connection with the assignment to New LP of the contracts listed in Annex B-4(A).

          (g) The Company represents and warrants to Cellco and New LP that the agreements listed in Annex B-5 hereto are with Dobson Communications Inc. or its affiliates. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of such agreements.

          (h) The Company represents and warrants to Cellco and to New LP that the agreements listed in Annex B-6 hereto are with US Cellular or its affiliates. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of such agreements.

          (i) The Company represents and warrants to Cellco and to New LP that the agreements listed in Annex B-7(B) have terminated or been superseded by the agreement listed in Annex B-7(A) . In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of the agreements listed in Annex B-7(B).

          (j) The Company represents and warrants to Cellco and to New LP that Cellco or certain of its Affiliates are parties to the agreements listed in Annex B-8 hereto. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any


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


               consents in connection with the assignment to New LP of such agreements.

          (k) The Company represents and warrants to Cellco and to New LP that the agreements listed in Annex B-9(B) hereto have terminated or been superseded by the agreements listed in Annex B-9(A) hereto. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under
               Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of the agreements listed in Annex B-9(B).

          (l) The Company represents and warrants to Cellco and to New LP that the agreements listed in Annex B-10(B) hereto have terminated or been superseded by the agreements listed in Annex B-10(A) hereto. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of the agreements listed in Annex B-10(B).

          (m) The Company represents and warrants to Cellco and to New LP that the agreements listed in Annex B-11 hereto are with Alltel or its affiliates. In reliance on this representation, Cellco hereby waives, on behalf of itself and on behalf of New LP, its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of such agreements.

          (n) Cellco agrees, on its behalf and on behalf of New LP to waive its right, under Section 14.02(i) of the Transaction Agreement, to receive, as a condition to its obligation to consummate the Closing, any consents in connection with the assignment to New LP of the agreements listed in Annex B-12 hereto.


     This letter agreement shall be governed by and construed in accordance with the law of the State of New York.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.


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


                                     Very truly yours,


                                     CELLCO PARTNERSHIP

                                     By: /s/ Margaret Feldman
                                        ----------------------------------------
                                        Name:  Margaret Feldman
                                        Title: VP Business Development



                                     VERIZON WIRELESS OF THE EAST LP

                                     By: Verizon Wireless of Georgia LLC, as
                                         General Partner

                                     By:  Cellco Partnership, as sole member of
                                          Verizon Wireless of Georgia LLC

                                     By:  /s/ Margaret Feldman
                                         --------------------------------
                                         Name:  Margaret Feldman
                                         Title: VP Business Development


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


Accepted and agreed as of the
date first written above:


PRICE COMMUNICATIONS CORPORATION.


By: /s/ Kim A. Pressman
---------------------------------
Name:  Kim A. Pressman
Title: Executive VP and CFO


PRICE COMMUNICATIONS CELLULAR INC.

By: /s/ Kim A. Pressman
---------------------------------
Name:  Kim A. Pressman
Title: Executive VP and CFO


PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.

By: /s/ Kim A. Pressman
---------------------------------
Name:  Kim A. Pressman
Title: Executive VP and CFO


PRICE COMMUNICATIONS WIRELESS, INC.


By: /s/ Kim A. Pressman
---------------------------------
Name:  Kim A. Pressman
Title: Executive VP and CFO


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